Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING COMMON SHARES OF BENEFICIAL INTEREST IN THE

JOHN HANCOCK GA MORTGAGE TRUST

TENDERED PURSUANT TO THE OFFER TO REPURCHASE DATED OCTOBER 11, 2022

THE OFFER WILL EXPIRE ON NOVEMBER 8, 2022

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

JOHN HANCOCK GA MORTGAGE TRUST

BY 11:59 P.M., EASTERN TIME,

ON NOVEMBER 8, 2022, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN TO:

c/o Betsy Anne Seel, Assistant Secretary

John Hancock GA Mortgage Trust

197 Clarendon Street, C-05

Boston, MA 02116

For Additional Information Contact: Betsy Anne Seel, Assistant Secretary,

John Hancock GA Mortgage Trust

at (617) 663-3000

9:00 a.m. to 6:00 p.m. Eastern Time, Monday through Friday

 Ladies and Gentlemen:

The undersigned hereby tenders to John Hancock GA Mortgage Trust, a continuously offered, closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the common shares of beneficial interest of the Fund (the “Shares”) held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to repurchase, dated October 11, 2022 (“Offer to Repurchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”).

THE OFFER TO REPURCHASE AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO REPURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE RECEIVED TIMELY AND IN THE PROPER FORM.

The undersigned hereby sells to the Fund the Shares tendered hereby pursuant to this Letter of Transmittal.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent that the Shares are repurchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer to Repurchase.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Repurchase, the Fund may not be required to repurchase the Shares tendered hereby.

All authority herein conferred, or agreed to be conferred, in this Letter of Transmittal will survive the death or incapacity of the undersigned, and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Repurchase, this tender is irrevocable.

Please mail or otherwise deliver a completed and executed Letter of Transmittal to: c/o Betsy Anne Seel, Assistant Secretary, John Hancock GA Mortgage Trust, 197 Clarendon Street, C-05, Boston, MA 02116. FOR ADDITIONAL INFORMATION, you may call Betsy Anne Seel, Assistant Secretary, John Hancock GA Mortgage Trust at (617) 663-3000, Monday through Friday (except holidays), from 9:00 a.m. to 6:00 p.m., Eastern Time.

Important Dates Related to this Offer:

Date	Name of Date	Definition
October 11, 2022	Commencement Date	The date as of which the Offer commenced.
November 8, 2022	Notice Date	The deadline by which you must properly notify the Fund in writing if you wish to tender Shares for repurchase (unless extended by the Fund to a later date subsequently designated by the Fund)*
November 8, 2022	Expiration Date	The deadline by which, if you previously provided proper written notice to the Fund of your desire to tender Shares, you may properly notify the Fund of your desire to withdraw such tender request*
November 15, 2022	Repurchase Valuation Date	The date as of which the net asset value of the Shares is calculated, unless extended by the Fund to a later date subsequently designated by the Fund*
No later than December 7, 2022	Acceptance Date	If the Fund has not yet accepted your tender of Shares by the date which is 40 business days after the Commencement Date, you have the right to withdraw your tender

*	In the event of any extension of time during which the Offer is pending, you will be properly notified in writing by the Fund in accordance with the terms set forth in the Offer to Repurchase. Because the Fund does not presently anticipate authorizing any such extension, the Fund strongly recommends that you make any decisions with respect to this Offer based on the dates specified in the table above.

PART 1. NAME, ADDRESS, AND OTHER CONTACT INFORMATION:

Name of Shareholder (as the Shares are titled):

Social Security No. or Taxpayer I.D. No.:

Telephone Number:

Account Number:

PART 2. AMOUNT OF SHARES OF BENEFICIAL INTEREST OF OWNERSHIP BEING TENDERED:

[  ] Redeem all Shares.

[  ] Redeem                    Shares.

[  ] Redeem $[  ] (Shares sold to net redemption amount)

* Proceeds from the tender offer will be wired to the bank account listed on the undersigned’s Investor Application unless the tendered Shares are held at a custodian or broker-dealer in which case such proceeds will be wired to such custodian or broker-dealer, unless the undersigned notifies the Fund’s administrator in writing.

PLEASE BE SURE TO COMPLETE THE SIGNATURE PAGE OF THIS FORM.

PART 3. SIGNATURE(S)

If held jointly, all joint holders must execute this signature page.

Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)

Print Name of Shareholder

Print Title
Date: _____________________________________

Joint Owner Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON INVESTOR APPLICATION FORM FOR PURCHASE OF SHARES)

Print Name of Shareholder

Print Title
Date: _____________________________________
Name of Custodian/Agent/Fiduciary (if applicable):

Print Name of Custodian/Agent/Fiduciary

Signature
Name: ___________________________________
Title: ____________________________________
Date: ___________________________________